SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): May 31, 2002

                               CARBO CERAMICS INC.
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               (Exact Name of Registrant as Specified in Charter)

 Delaware                         001-15903                    72-1100013
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(State or Other Jurisdiction   (Commission File               (IRS Employer
      of Incorporation)               Number)                Identification No.)

6565 MacArthur Boulevard, Suite 1050, Irving, TX                  75039
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(Address of Principal Executive Offices)                         (Zip Code)

       Registrant's telephone number, including area code: (972) 401-0090


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         Item 5.  Other Events.

         On May 31, 2002 Carbo Ceramics Inc. completed its acquisition of privately-held Pinnacle Technologies Inc. A press release describing the transaction was released by Carbo Ceramics Inc. on May 31, 2002, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The transaction was structured as a merger of a subsidiary of Carbo Ceramics with and into Pinnacle. The aggregate purchase price of 324,226 shares of common stock and approximately $12.4 million in cash was negotiated on an arms' length basis by representatives of Carbo Ceramics and Pinnacle. Carbo Ceramics will use cash on hand to pay the cash portion of the merger consideration.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits:  Press release dated May 31, 2002.



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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 5, 2002

                                            CARBO CERAMICS INC.


                                            By:  /s/ Paul G. Vitek
                                                 -----------------------
                                            Name:  Paul G. Vitek
                                            Title: Sr. Vice President, Finance
                                                   and Chief Financial Officer